SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

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    (section) 240.14a-12

                            POOL ENERGY SERVICES CO.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                            POOL ENERGY SERVICES CO.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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

                                December 31, 1998

Ms. Karin Estes
Vice President and Director, U.S. Research
Institutional Shareholder Services
1455 Research Blvd.
Rockville, MD 20850

Dear Ms. Estes:

In response to the Report of Institutional Shareholder Services prepared by Jason Bozek, CFA, and released on December 29, 1998, Pool Energy Services is disappointed that we were not given the opportunity to review a preliminary copy of such report, as we were led to believe, so that we could have commented on the factual inaccuracies contained in the report prior to its release. We would, nonetheless, make the following comments at this time:

1. In the Corporate Governance Profile presented on page 3 of the report, it is stated that Pool has blank check preferred stock. That is simply incorrect. On the same page it was also stated that Pool's directors can be removed without cause, which is not the case. Additionally, it was indicated that there is no applicable state statute involved. To the contrary, Texas has a strong anti-takeover statute, as was discussed in our proxy material.

2. In the background section of the report, Pool strongly disagrees with ISS's assertion that the premium implicit in Nabors' current proposal should be based upon Pool's stock price just prior to Nabors' October 12 confidential proposal "because of the rapid price increase and abnormally heavy trading volumes that occurred on October 12 and thereafter". As reflected in the enclosed market summary report, there does not appear to have been abnormally heavy trading volumes between October 12 and October 29, the last trading day prior to Nabors' announcement of its offer. We believe that the price of most, if not all, of the stocks in the oil service sector, including Pool, increased significantly during such period. Therefore, Pool believes that its explanation that "the rapid price increase was due to the Company's announcement of better than expected third quarter results (Oct. 22) and some positive news coming out of Asia" is the appropriate one. We believe the premium implicit in Nabors' current proposal should be based on the Pool stock price on October 29, and we think ISS's selection of the earlier date has no valid basis and is a disservice to Pool's shareholders.

Ms. Karin Estes
December 31, 1998
Page 2



3. We do not believe ISS's characterization, on page 11 of the report, of Pool's bylaw and change in control amendments as "questionable tactics" is appropriate. As was previously explained to Mr. Bozek, the bylaw change merely conformed Pool's mechanism for filling vacancies on the Board resulting from death or resignation to the norm generally prevailing among most publicly traded companies, and restored such provision to the way it was prior to a bylaw change that occurred in 1994. In light of the fact that two of Pool's directors died during 1998, it can hardly be said that the perceived need for a change was theoretical or unwarranted.

     With respect to the change in control agreement amendments, the ISS report contained an estimate by Nabors of the resulting increased severance cost, and the amount that was stated does not appear to have any factual basis. In order to accurately determine the cost, one would need to take into account, among other things, the fact that one of the new agreements resulted from the pending retirement of an existing participant. Pool estimates the net incremental severance cost that could result from the amendments and from extending change in control agreements to two new participants to be approximately 25% of the $8 to $9 million estimate provided by Nabors. It is disappointing that ISS would report such a figure without verifying it.

     We also think it is unfair for ISS to make negative comments concerning the bylaw and change in control amendments without at least including a comparison with Nabors' bylaws and change in control arrangements, so that these matters could be considered in the proper context, and on an even-handed basis.

     As ISS correctly pointed out, Pool's poison pill (as well as Texas law, which the report did not mention), "should have provided the board with sufficient leverage in bargaining with potential acquirers". It does, and for that reason, we think that to question the soundness of the business rationale for the bylaw and change in control amendments was unfounded and unnecessarily impugns the credibility of Pool's management.

                                            Very truly yours,

                                            /s/ J. T. Jongebloed
                                            J. T. Jongebloed

Encl.

DOW JONES HISTORICAL
STOCK QUOTE REPORTER SERVICE

STOCK      PESC

     MONTHLY SUMMARY

DATE           HIGH           LOW            CLOSE           VOL(100/S)
01/97         18 3/4         15 1/4         17 1/4             45952
02/97         17 1/2         13 1/2         13 7/8             32623
03/97         15 1/8         12 5/8         14 3/4             26213
04/97         16             12             13                 24765
05/97         17             13 1/8         16 5/8             18945
06/97         18 1/2         15 3/4         18 1/8             37825
07/97         25 7/8         18 1/4         25 1/2             75441
08/97         33 1/8         24 7/8         31 5/16           106555
09/97         39 1/8         30 1/2         33 7/8             73398
10/97         41 1/2         29 7/8         33 15/16           83071
11/97         38 1/2         22 1/2         25 7/8             46086
12/97         31             19 1/2         22 1/4             93719

01/98         23 1/8         15             20 9/16            85214
02/98         24 15/16       17 1/16        23 5/8            108409
03/98         25 1/2         20 3/8         23 3/8             78260
04/98         28 5/16        22 3/4         26 3/8             46750
05/98         26 1/2         19             20 3/8             58296
06/98         20 5/8         13 7/8         14 3/4             64721
07/98         15 1/2          8 7/8          9                 64303
08/98         10 1/4          6 13/16        7 1/8             60823
09/98         10 1/4          6 3/4          9 1/8             49534
10/98         14              6 3/16        13 11/32           76864
11/98         14 7/8         10 3/4         11 1/4             99896
12/98         12             10 1/4         10 7/8             52349

DOW JONES HISTORICAL
STOCK QUOTE REPORTER SERVICE

STOCK             PESC

  DATE         HIGH           LOW           CLOSE            VOL(100/S)
09/01/98       8              6 3/4          7 5/8             2523
09/02/98       7 15/16        7 3/8          7 3/8             1858
09/03/98       7 3/4          7 3/16         7 1/2             3257
09/04/98       8              7              7 7/8             3794
09/08/98       9              8              8 3/16            1829
09/09/98       8 5/16         7 25/32        8 1/16            3421
09/10/98       8 3/4          7 3/4          8 1/2             4334
09/11/98       9 9/16         8 1/2          9 5/16            6091
09/14/98      10 1/8          9 5/16         9 11/16           2344
09/15/98      10 1/8          9 1/2         10                 1875
09/16/98      10 1/4          9 9/16         9 3/4             4664
09/17/98       9 1/2          9 1/8          9 3/8             1116
09/18/98       9 5/8          9              9 9/16            1398
09/21/98       9 1/4          8 5/8          8 13/16           1207
09/22/98       9 3/16         8 11/16        9 3/16            1144
09/23/98      10 1/8          9 1/8         10                 1885
09/24/98      10 1/8          8 3/4          8 7/8             1842
09/25/98       9 1/4          8 9/16         9 3/16            1268
09/28/98       9 7/16         8 13/16        8 7/8             1571
09/29/98       9 1/16         8 1/2          9 1/16            1163
09/30/98       9 1/4          8 5/8          9 1/8              940
10/01/98       9 1/4          8              8 3/16            1808
10/02/98       8 1/2          7 7/8          8                 1997
10/05/98       8 1/8          7 1/4          7 1/2             1345
10/06/98       7 7/8          7 1/16         7 1/8             2203
10/07/98       7 1/2          6 3/4          7                 2612
10/08/98       6 7/8          6 3/16         6 9/16            2108
10/09/98       7 1/16         6 3/8          7 1/16            5766
10/12/98       7 5/8          7 1/8          7 1/4             2182
10/13/98       7 1/4          6 3/4          6 15/16           1216
10/14/98       7              6 3/4          6 27/32            412
10/15/98       7 3/4          6 3/4          7 3/8             2111
10/16/98       8 3/8          7 1/16         8 5/16            2052
10/19/98       8 7/8          7 3/4          8 3/4             1554
10/20/98       9              8 1/4          8 1/2             1592
10/21/98       9 1/4          8 9/16         8 7/8             6993
10/22/98       9 13/16        8 5/8          9 7/16            7516
10/23/98       9 5/8          9              9 1/2             3189
10/26/98      10 11/16        9 7/16        10 1/2             5496
10/27/98      11 3/8         10 1/2         10 15/16           4696
10/28/98      11             10             10 5/8             2139
10/29/98      11 13/16       10 3/8         11 13/16           4447
10/30/98      14             12 1/4         13 11/32          13430
11/02/98      14 3/8         13 5/8         14 3/16            9810
11/03/98      14 7/8         13 3/4         14 1/4             7448
11/04/98      14 5/16        13 7/8         14 1/16            5696
11/05/98      14 1/8         13 15/16       14 1/16            5293
11/06/98      14 1/2         13 15/16       14 19/64           9220
11/09/98      14 5/8         14 13/64       14 3/8             8362
11/10/98      14 3/8         13 13/16       13 13/16          10232
11/11/98      14             13 3/4         13 15/16           8287
11/12/98      14 1/16        13 5/16        13 11/16           4199
11/13/98      14 1/16        13 1/2         13 11/16           2834

11/16/98      13 11/16       13 3/8         13 9/16            2036
11/17/98      13 9/16        12 7/8         13 3/16            4317
11/18/98      13 1/8         12 3/4         12 3/4             2214
11/19/98      13 3/16        12 5/8         12 7/8             2947
11/20/98      13 7/16        12 3/4         13 1/4             1686
11/23/98      13 5/16        12 3/8         12 5/8             2707
11/24/98      13             12 3/8         12 3/8             1942
11/25/98      12 1/2         11 7/8         12 1/2             2394
11/27/98      13 1/4         11 7/8         11 7/8             2879
11/30/98      11 7/8         10 3/4         11 1/4             5393
12/01/98      11 1/4         10 7/16        11 3/16            2681
12/02/98      11 1/4         10 1/4         10 5/8             3984
12/03/98      10 3/4         10 3/8         10 1/2             2821
12/04/98      10 7/8         10 1/4         10 3/4             3914
12/07/98      11 3/8         10 1/2         11 1/8             2454
12/08/98      12             11             11 7/16            1555
12/09/98      11 5/8         11 1/4         11 1/4             1299
12/10/98      11 1/4         11             11                 2147
12/11/98      11 1/2         10 3/4         11                 4002
12/14/98      11 1/16        10 3/4         10 7/8             5349
12/15/98      11 1/16        10 5/8         11                 2455
12/16/98      11 13/16       11             11 5/8             3203
12/17/98      11 3/4         10 5/8         11                 3001
12/18/98      11 1/8         10 3/4         11                 1615
12/21/98      11 3/8         10 3/4         11                 3400
12/22/98      11 1/8         10 1/4         10 7/16            1109
12/23/98      11 3/8         10 1/4         11 3/8             1680
12/24/98      11 5/8         11             11 1/8             1010
12/28/98      11 3/8         10 5/8         10 15/16           1566
12/29/98      11             10 3/8         10 7/8             3104